Exhibit 99.1

MYOS Announces $5.6 Million Equity Private Placement

CEDAR KNOLLS, NJ – July 2, 2012 – MYOS Corporation (OTCBB: MYOS) (the “Company”) today announced that it has entered into agreements with various institutions, accredited investors and insiders for a $5.6 million private placement of its common stock. It is expected to close on or about July 6, 2012, subject to the satisfaction of customary closing conditions.

Investors in the private placement agreed to acquire approximately 22.4 million shares of the Company’s common stock, for approximately $5.6 million in aggregate proceeds. The Company intends to use the proceeds for working capital, research and development, strategic initiatives and other general corporate purposes.  Further details are contained in the Company’s Form 8-K being filed with the SEC today at www.sec.gov.

“This financing greatly accelerates our ability to execute on MYOS’ business plan,” said MYOS Chief Operating Officer Peter Levy. “Following the recent announcement of our first commercial partnership with Maximum Human Performance (MHP), this financing represents our commitment to build a leading therapeutic products company focused on maximizing muscle health and performance.

“The financing will support our investment in R&D and building the corporate infrastructure necessary for the sustainable growth of our business. We believe the high quality of the institutional and private investors participating in this financing reflects the broad interest in the emerging biotechnology story central to MYOS’ focus on muscle health,” Mr. Levy added. “We are excited about the future of our company and appreciate our new investors’ confidence.”

Chardan Capital Markets, LLC, acted as the placement agent for the private placement (www.chardancm.com).

The securities offered and to be sold by the Company in this private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission ("SEC") or an applicable exemption from registration requirements.  The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the private placement within 30 days of the closing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About MYOS Corporation
MYOS Corporation is a development stage company focused on the discovery, development and commercialization of therapeutic products that improve muscle health and performance (www.myoscorp.com).

MYOS is the owner of MYO-T12®, the world's first clinically demonstrated myostatin inhibitor. Myostatin is a natural regulatory protein, which inhibits muscle growth and recovery. MYO-T12® is manufactured to optimize biological activity, which MYOS believes has the potential to redefine existing standards of physical health and wellness enhancement. For more information on MYO-T12® and to discover why MYOS is known as "The Muscle Company,"™ visit www.MYOT12.com.

Forward-Looking Statements

Any statements in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to product and customer demand, market acceptance of our products, the ability to create new products through research and development, the successful launch of Myo-X, the ability to generate the forecasted revenue stream and cash flow from sales of Myo-X, the ability to achieve a sustainable profitable business, the effect of economic conditions, the ability to protect our intellectual property rights, competition from other providers and products, risks in product development, our ability to raise additional capital to fund continuing operations, and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

CONTACT:
Ms. Lindsey Penrose, VP of Business Development, MYOS Corp.
(973) 509-0444, lpenrose@myoscorp.com
Or
Mr. Peter Levy, Chief Operating Officer, MYOS Corp.
(973) 509-0444, plevy@myoscorp.com